UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2006

ARGYLE SECURITY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51639	20-3101079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza Suite 700 San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment to the Current Report on Form 8-K dated January 30, 2006 is being filed to:

•	correct typographical errors in Exhibit 99.1 and Exhibit 99.2; and

•
amend the financial statements in Exhibit 99.1 to reflect the application of Statement of Financial Accounting Standards No. 123, which is effective for reporting periods beginning after December 15, 2005.

Item 8.01. Other Events

On January 30, 2006, the initial public offering (“IPO”) of 3,700,046 units of Argyle Security Acquisition Corp. (the “Company”) was completed. Immediately prior to the IPO, the Company completed a private placement to management of 125,000 units. Each unit issued in the IPO and the private placement (the “Units”) consists of one share of common stock, $.0001 par value per share, and one warrant, each to purchase one share of common stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $30,600,368.00. Audited financial statements as of January 30, 2006 reflecting receipt of the proceeds upon consummation of the IPO and the private placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)		Exhibits:

	Exhibit No.	Description

	4.1	Form of Unit Purchase Option in IPO

	99.1	Audited Financial Statements

	99.2	Press release dated January 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2006
ARGYLE SECURITY ACQUISITION CORP.

	By:	/s/ Bob Marbut
Bob Marbut Chairman and co-Chief Executive Officer